Exhibit 99.1

Howard Bancorp, Inc. Reports Second Quarter 2020 Results

BALTIMORE--(BUSINESS WIRE)--July 27, 2020--Howard Bancorp, Inc. (NASDAQ: HBMD) (“Howard Bancorp” or the “Company”), the parent company of Howard Bank (“Howard Bank” or the “Bank”), today reported its financial results for the quarter ended June 30, 2020.

Net Loss and Loss per Share

The Company reported a net loss for the second quarter 2020 of $29.4 million, or a $1.57 loss per both basic and diluted common share due to the recording of a goodwill impairment charge of $34.5 million (or -$1.84 per basic and diluted common share). The goodwill impairment charge is a non-cash charge that has no effect on the Company’s liquidity, tangible common equity, regulatory capital, and overall financial strength. The Company’s net income excluding this charge, a non-GAAP financial measure, was $5.1 million, or $0.27 per basic and diluted common share. Second quarter results also include the impact of an increase in the allowance for credit losses (provision for credit losses in excess of net charge-offs) of $3.0 million (or -$0.12 after tax per both basic and diluted common share). *

Mary Ann Scully, Chairman and CEO, commented, “The unprecedented speed and magnitude of the economic downturn facing the Bank, our industry, our customers and our communities has fortunately been matched by an unprecedented level of government support and regulatory flexibility that has bought precious time as we collectively evaluate conditions, prepare health care responses and deal with alacrity to new customer behavior patterns. More importantly it has been matched by consistent demonstrations of the banking industry’s support for their colleagues, customers and communities. This will serve us well as we look to recovery. While there may be no templates for this type of economic instability, we are, as always, able to be guided by the principles that we have followed in this century of more rather than less volatility, uncertainty, complexity and ambiguity.

Howard Bank, as a young bank, has always operated in fast changing environments. Our primary goal has always been to maximize long term shareholder value by both preserving and positioning for growth the abundant capital – human and financial – that we possess. The starting point is strong - CET of 11.66%. Prudence suggests that we continue to bolster those financial capital levels through an appropriate allocation of earnings to loan loss provisions. Our asset quality metrics are holding up well with limited migration and the reserves to deal with any specific customer challenges have been reinforced greatly over the last two quarters.

We are, however, not just preserving but are constantly positioning so we are equally focused on appropriate strategies to increase earnings. Howard Bank’s outsized participation in the PPP program, while dilutive in the short term to asset yields, has been not only accretive to earnings but accretive to our reputation as the locally headquartered bank that met the needs of all of our customers in the second quarter of 2020. These opportunities present a very solid platform for a growing pipeline. Both the program itself and already realized related business acquisition has continued to lower our costs of funds and provided us with greater access to the most stable form of funding – transaction accounts. We believe that further opportunities to surgically grow market share are abundant and that we will acquire not only customers but talent in the region looking for a bank with a long term perspective.

We remain proud of our talented and dedicated staff, grateful to our loyal customers, and committed to a local economy that in most respects - health and economic statistics – has performed better than most. We are humble about what we don’t know, cautious about estimating short term trajectories but extremely confident about our ongoing ability to differentiate ourselves. While the marketplace reaction to our industry combined with our history as a transformational acquirer necessitated a significant accounting adjustment this quarter, it does not change the strength of either our capital or our positioning and it proves our resilience at a time when that may be the most valued corporate virtue.”

The net loss for the second quarter 2020 of $29.4 million or a $1.57 loss per both basic and diluted common share compares to net income of $2.1 million, or $0.11 per both basic and diluted common share for the second quarter of 2019, and to net income of $3.3 million, or $0.18 per both basic and diluted common share recorded in the first quarter of 2020.

The decreases in second quarter 2020 basic and diluted earnings per share of $1.68 when compared to the second quarter of 2019 and $1.75 when compared to the first quarter of 2020 were primarily attributable to the following items:

  The goodwill impairment charge of $34.5 million (-$1.84 per share; there was no tax impact) when compared to both the second quarter of 2019 and the first quarter of 2020
  Change in the provision for credit losses – an increase of $1.9 million (-$0.08 after tax per share) when compared to the second quarter of 2019; a decrease of $445 thousand (+$0.02 after tax per share) when compared to the first quarter of 2020
  An increase in securities gains - $2.4 million (+$0.10 after tax per share) when compared to the second quarter of 2019; $3.0 million (+$0.12 after tax per share) when compared to the first quarter of 2020
  Change in prepayment penalties on Federal Home Loan Bank of Atlanta (“FHLB”) advances – decrease of $427 thousand (+$0.02 after tax per share) when compared to the second quarter of 2019; increase of $224 thousand (-$0.01 after tax per share) when compared to the first quarter of 2020
  A $1.0 million litigation accrual (-$0.04 after tax per share) when compared to both the second quarter of 2019 and the first quarter of 2020 for potential litigation claims stemming from certain mortgages originated by First Mariner Bank before its merger with Howard Bank
  A decrease in the pretax income of the Company’s former mortgage banking activities, which were substantially completed in the first quarter of 2020 - $1.2 million (-$0.05 after tax per share) when compared to the second quarter of 2019; $130 thousand ($0.01 after tax per share) when compared to the first quarter of 2020
  Pretax income from the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”), established under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), of $1.0 million (+$0.04 after tax per share), included in net interest income and noninterest expenses, when compared to both the second quarter of 2019 and the first quarter of 2020
  The second quarter of 2019 included a $3.6 million branch optimization charge, included within noninterest expense. This item reduced second quarter 2019 earnings per share and thus represents a $0.14 after tax per share benefit to the second quarter of 2020 when compared to the second quarter of 2019.
  The first quarter of 2020 included a $1.2 million tax benefit resulting from the CARES Act. This item increased first quarter 2020 earnings per share and thus represents a $0.06 per share detriment to the second quarter of 2020 when compared to the second quarter of 2019.
  In addition, the first quarter of 2020 included noninterest expenses of $788 thousand attributable to the departure of the Company’s former CFO. This item reduced first quarter 2020 earnings per share and thus represents a $0.06 per share benefit to the second quarter of 2020 when compared to the second quarter of 2019.

Core net income is a non-GAAP financial measure that excludes the earnings contribution of the Company’s mortgage banking activities, the goodwill impairment charge, and certain other items to provide a picture of ongoing activities deemed core to the Company’s strategy. Core net income for the second quarter of 2020 was $3.7 million, or $0.20 per basic and diluted common share. This compares to core net income of $3.8 million, or $0.20 per both basic and diluted common share for the second quarter of 2019. The decrease included the higher provision for credit losses, reflecting the changing economic environment, which was up $1.9 million (-$0.08 after tax per share). In addition, the Company’s core noninterest expenses, a non-GAAP financial measure, decreased by $1.2 million (+$0.05 after tax per share). This also compares to core net income of $2.6 million, or $0.14 per both basic and diluted common share for the first quarter of 2020. The $0.06 per share increase in core earnings per share was primarily the result of the after tax impact of the lower provision for credit losses, which was down $445 thousand (+$0.02 per share) and the pretax contribution from PPP lending activities of $1.0 million (+$0.04 after tax per share). *

Core pre-provision net revenue (“core PPNR”), a non-GAAP financial measure that adds back the provision for credit losses to GAAP pretax income and excludes the pretax earnings contribution of the Company’s mortgage banking activities, the goodwill impairment charge, and other infrequently occurring items, was $7.9 million for the quarter ended June 30, 2020. The second quarter of 2020 core PPNR was up $1.8 million, or 29.1%, from $6.1 million for the second quarter of 2019, and was up $942 thousand, or 13.5%, when compared to the first quarter core PPNR of $7.0 million. *

The Company reported a net loss of $26.1 million, or a $1.39 loss per diluted share, for the six months ended June 30, 2020. This compared to net income of $6.3 million, or $0.33 per diluted share, for the six months ended June 30, 2019. Core net income for the six months ended June 30, 2020 was $6.4 million ($0.34 per diluted share), compared to $8.1 million ($0.43 per diluted share) for the six months ended June 30, 2019. Core PPNR for the six months ended June 30, 2020 was $14.9 million, a $1.5 million (11.7%) increase from $13.4 million for the six months ended June 30, 2019. *

Paycheck Protection Program Loans

The Company actively participated in the SBA’s PPP program during the second quarter of 2020. At June 30, 2020, $199.0 million of loans had been originated under the program. During the first phase of the program, which commenced on April 3, the Company funded 776 loans totaling $178.0 million. During phase 2, which commenced on April 27, the Company funded an additional 258 loans totaling $21.0 million through June 30. The average loan size under phase 1 and phase 2 of the PPP program was $230 thousand and $82 thousand, respectively. The Company will continue to support its customers throughout the duration of this program.

Total processing fees from the SBA for the PPP loans originated through June 30 were $6.6 million and are deferred. In addition, $770 thousand of origination costs were deferred. The net deferred fees are being accreted as a yield adjustment over the contractual term of the underlying PPP loans. The effective yield of the Company’s PPP portfolio is 2.53%. The PPP loans generated pretax income of $1.0 million, or $0.04 after tax per share, in the second quarter of 2020. PPP loans, net of unearned income, totaled $193.7 million at June 30, 2020.

COVID-19 Response

The Company has responded to the COVID-19 pandemic in a number of ways, with a focus on protecting our employees, strengthening our communities, and serving our customers. In addition to the funding of $199.0 million of PPP loans as of June 30, 2020, the Company has provided loan modifications to both commercial and retail customers, on a case by case basis, in the form of payment deferrals for periods up to 6 months. As of July 24, 2020, a total of $228 million of loans (or 13.4% of the loan portfolio) were performing under some form of deferral or other payment relief, an $89 million decrease from the $315 million (or 17.9% of the loan portfolio) reported as of April 24, 2020. The Bank expects that some requests for payment deferral extensions will continue during the third quarter while other borrowers currently on payment deferral will resume payments.

Asset Quality and Allowance for Credit Losses

Certain information in this earnings release is presented with respect to “portfolio loans”, a non-GAAP measure defined as total loans (which term includes leases) excluding the PPP loans. The Company believes that portfolio loan related measures provide additional useful information for purposes of evaluating the Company’s results of operations and financial condition with respect to the second quarter of 2020 and comparing it to other periods, since the PPP loans are 100% guaranteed, were not subject to traditional loan underwriting standards, and a substantial portion of these loans are expected to be forgiven and repaid by the SBA in the next six to nine months. The Company commenced making loans under the PPP program in the second quarter of 2020. *

Nonperforming assets (“NPAs”) totaled $20.6 million at June 30, 2020, an increase of $1.1 million from March 31, 2020 but a decrease of $3.4 million from June 30, 2019. NPAs consisted of $18.5 million of nonperforming loans (“NPLs”) and $2.1 million of other real estate owned (“OREO”). NPLs were 0.97% of total loans and 1.08% of portfolio loans, each at June 30, 2020. NPAs represented 0.84% of total assets, 1.08% of total loans and OREO, and 1.21% of portfolio loans and OREO, each at June 30, 2020.

  This compares to NPAs of $24.0 million at June 30, 2019 that consisted of $19.3 million in NPLs and $4.7 million of OREO. NPLs were 1.13% of total loans at June 30, 2019 while nonperforming assets represented 1.05% of total assets and 1.41% of total loans and OREO at June 30, 2019.
  This compares to NPAs of $19.5 million at March 31, 2020 that consisted of $17.2 million in NPLs and $2.3 million of OREO. NPLs were 0.98% of total loans at March 31, 2020 while NPAs represented 0.78% of total assets and 1.11% of total loans and OREO at March 31, 2020.

Net charge-offs decreased to $28 thousand in the second quarter of 2020 and represented 0.01% of average portfolio loans (annualized). This compares to net charge-offs of $746 thousand, or 0.18% of average loans (annualized) in the second quarter of 2019 and $462 thousand, or 0.11% of average portfolio loans (annualized) in the first quarter of 2020. The allowance for credit losses (the “allowance”) was $16.4 million on June 30, 2020. Because the Company is a smaller reporting company under SEC rules, the allowance was determined under the incurred loss model. The allowance represented 0.86% of total loans, 0.96% of portfolio loans, and 88.6% of NPLs at June 30, 2020.

  This compares to an allowance of $9.1 million at June 30, 2019. The June 30, 2019 allowance represented 0.54% of total loans and 47.2% of NPLs. The $7.2 million increase in the allowance was the result of aggregate provisions for credit losses of $7.8 million partially offset by aggregate net charge-offs of $564 thousand during the four quarter period since June 30, 2019. $6.4 million of the aggregate provisions for credit losses were recorded in 2020.
  This compares to an allowance of $13.4 million at March 31, 2020. The March 31, 2020 allowance represented 0.76% of total loans and 77.8% of NPLs. The $3.0 million increase in the allowance was the result of a provision for credit losses of $3.0 million partially offset by net charge-offs of $28 thousand during the quarter ended June 30, 2020.

The Company’s allowance as a percentage of total loans has historically been lower than peers due to the accounting for acquired loans and the initial impact on the allowance. The allowance for credit losses and unamortized fair value marks as a percentage of portfolio loans, a non-GAAP measure that management uses to assess credit coverage, adds the unamortized fair value marks to total loans, portfolio loans, and the allowance for credit losses. This measure was 1.28% of total loans at June 30, 2020, an increase of 0.03% from March 31, 2020 and an increase of 0.17% from June 30, 2019. This measure was 1.43% of portfolio loans at June 30, 2020, an increase of 0.18% from March 31, 2020 and an increase of 0.32% from June 30, 2019.

The Company’s asset quality trends indicate minimal additional stress in the loan portfolio, with the COVID-19 related loan modifications and PPP loans likely reducing the short-term risk in the portfolio. However, management believes it remains prudent to proactively increase the allowance given the significant stress experienced in the economy due to the COVID-19 pandemic, coupled with the Company’s expectation that these stresses will continue for the next several quarters. The Company increased the allowance for credit losses at June 30, 2020 by $3.0 million over the March 31, 2020 level. The allowance has been increased by $6.0 million since December 31, 2019. This increase was based on management’s evaluation of certain qualitative factors included in the determination of the allowance, primarily economic factors driven by the unemployment rate and GDP.

While the Maryland economy has reopened and a substantial amount of economic activity has returned, unemployment remains high, and many businesses are still experiencing significant drops in revenue. The recent rise in new COVID-19 cases and hospitalizations may lead to ongoing limitations on economic activity in the future. Management will continue to closely monitor portfolio conditions and reevaluate the adequacy of the allowance. While the level of payment deferrals and PPP loan assistance will reduce the short-term risk in the Bank’s loan portfolio, management believes there is the potential for additional risk rating downgrades and an increase in charge-offs in future periods.

Goodwill

Goodwill at June 30, 2020 totaled $31.4 million, a $34.5 million decrease from $65.9 million at both June 30, 2019 and March 31, 2020. Due to the COVID-19 pandemic and the related economic fallout, including most specifically, declining stock prices at both the Company and peer banks, the Federal Reserve’s significant reduction in interest rates, and other business and market considerations, the Company performed an interim goodwill impairment analysis as of June 30, 2020. Based on this analysis, the estimated fair value of the Company was less than book value, resulting in a $34.5 million impairment charge recorded in the second quarter of 2020. Goodwill is not included in tangible capital, a non-GAAP financial measure, or regulatory capital; the impairment charge does not affect cash, liquidity, or the Company’s overall financial strength. *

Stockholders’ Equity and Regulatory Capital Ratios

Stockholders’ equity at June 30, 2020 was $283.3 million, a decrease of $32.1 million from March 31, 2020. The decrease was primarily due to the goodwill impairment charge, that resulted in a net loss of $26.1 million, and a decrease in accumulated other comprehensive income, which represents the after tax impact of a $2.8 million decrease in the fair value of available-for-sale securities. $2.2 million of the decrease in accumulated other comprehensive income was attributable to the sale of securities during the second quarter that resulted in $3.0 million of pretax securities gains.

Tangible stockholders’ equity, a non-GAAP financial measure that deducts goodwill and other intangible assets, net of any applicable deferred tax liabilities, was $246.5 million at June 30, 2020. This compares to $243.6 million at March 31, 2020, with the $2.9 million increase primarily the result of the net loss for the second quarter of $29.4 million, the addback of the goodwill impairment charge of $34.5 million, and the decrease in accumulated other comprehensive income. Tangible stockholders’ equity has increased by $16.3 million since June 30, 2019. *

The Company’s regulatory capital ratios are all well in excess of regulatory “well-capitalized” and internal target minimum levels. The total capital ratio was 14.09% while both the Common Equity Tier 1 (“CET 1”) and Tier 1 capital ratios were 11.66% at June 30, 2020. The Tier 1 to average assets (leverage) ratio was 9.18%. A comparison of the Company’s regulatory capital ratios to June 30, 2019 and March 31, 2020 is as follows:

  Regulatory capital ratios at June 30, 2019 consisted of a total capital ratio of 12.55% while both the CET 1 and Tier 1 capital ratios were 10.52%. The Tier 1 to average assets (“leverage”) ratio was 9.06%. All June 30, 2020 regulatory capital ratios were above the June 30, 2019 levels.
  Regulatory capital ratios at March 31, 2020 consisted of a total capital ratio of 13.16% while both the CET 1 and Tier 1 capital ratios were 10.95%. The Tier 1 to average assets (“leverage”) ratio was 9.10%. All June 30, 2020 regulatory capital ratios were above the March 31, 2020 levels

Liquidity

The Company’s liquidity position remains strong. After building on-balance sheet liquidity in the first quarter in response to market disruptions, the Company reduced cash and cash equivalents in the second quarter to better balance liquidity with the cost of unused funds. Further, the Company has experienced a large increase in low cost customer deposits, which has enabled additional paydowns of higher cost wholesale funding during the quarter. The Company continues to build stable sources of contingency funding capacity, and management is confident that it will be able to access these funds in the event that the markets again become restricted.

Borrowings under the Federal Reserve Bank of Richmond’s (“FRB”) Paycheck Protection Program Lending Facility (“PPPLF”) were $31.1 million at June 30, 2020. While the Bank had originally planned to use the PPPLF as the funding source for all PPP loans, strong customer deposit growth and the availability of alternative short-term funding sources at a lower cost resulted in the limited usage during the quarter.

Update on Exit of Mortgage Banking Activities

The Company completed its previously announced exit of mortgage banking activities during the second quarter of 2020. As of March 31, 2020, these activities had been substantially completed, with the entire mortgage loan pipeline processed. The remaining loans held for sale were either sold or transferred to the Company’s loan portfolio, at fair value, during the second quarter. The mortgage banking activities had no impact on second quarter pretax income. There were no loans held for sale at June 30, 2020, compared to $3.8 million at March 31, 2020 and $37.7 million at June 30, 2019. The contribution of mortgage banking activities, by quarter, which are excluded from the Company’s core results, are as follows:

  First quarter of 2020 – total revenues of $1.5 million ($0.1 million of net interest income and $1.4 million of noninterest income), noninterest expenses of $1.4 million, and a contribution before taxes of $130 thousand.
  Second quarter of 2019 – total revenues of $3.3 million ($0.2 million of net interest income and $3.1 million of noninterest income), noninterest expenses of $2.1 million, and a contribution before taxes of $1.2 million.

Net Interest Income and Net Interest Margin

Net interest income was $18.1 million for the quarter ended June 30, 2020. The net interest margin (net interest income (annualized) as a percentage of average earning assets) was 3.22%. The yield on average loans was 4.18% and the yield on average earning assets was 3.81%, while the cost of average interest-bearing deposits was 0.77% and the cost of average interest-bearing liabilities was 0.87%. The cost of average deposits (including noninterest-bearing deposits) and the cost of average interest-bearing liabilities plus noninterest-bearing deposits for the second quarter of 2020 were 0.51% and 0.62%, respectively. Fair value adjustments on acquired loan portfolios increased the loan yield by 12 basis points (“BP”) and net interest margin by 9 BP in the second quarter of 2020. The PPP loans reduced the yield on average loans by 13 BP, the yield on average earnings assets by 9 BP, and net interest margin by 7 BP.

Second quarter 2020 net interest income of $18.1 million was up $595 thousand from net interest income of $17.5 million for the quarter ended March 31, 2020. The net interest margin for the second quarter of 2020 is down 12 BP from 3.34% in the first quarter of 2020. The yield on average loans was down 40 BP from 4.58% and the yield on average earning assets was down 43 BP from 4.24%, largely attributable to declines in variable rate loan yields. The cost of average interest-bearing deposits was down 30 BP from 1.07% and the cost of average interest-bearing liabilities was down 34 BP from 1.21%. The cost of average interest-bearing liabilities plus noninterest-bearing deposits was down 31 BP from 0.93% in the first quarter of 2020. Compared to the first quarter of 2020, when fair value adjustments on acquired loan portfolios increased the loan yield by 7 BP and net interest margin by 5 BP, the fair value adjustments on acquired loan portfolios for the second quarter of 2020 have increased the loan yield and net interest margin by 5 BP and 4 BP, respectively.

Second quarter 2020 net interest income of $18.1 million is up $766 thousand from $17.4 million for the quarter ended June 30, 2019. The net interest margin for the second quarter of 2020 is down 31 BP from 3.53% in the second quarter of 2019. The yield on average loans was down 82 BP from 5.00% and the yield on average earning assets was down 90 BP from 4.71%, while the cost of average interest-bearing deposits was down 50 BP from 1.27% and the cost of average interest-bearing liabilities was down 67 BP from 1.54%. The cost of average interest-bearing liabilities plus noninterest-bearing deposits was down 59 BP from 1.21% in the second quarter of 2019. Compared to the second quarter of 2019, when fair value adjustments on acquired loan portfolios increased the loan yield by 14 BP and net interest margin by 12 BP, the fair value adjustments on acquired loan portfolios for the second quarter of 2020 decreased the loan yield and net interest margin by 2 BP and 3 BP, respectively.

The decreases in the net interest margin are a continuing trend as market interest rates have fallen to historically low levels. For example:

  Average Prime rate was 3.25% for the second quarter of 2020, down 115 BP from 4.40% for the first quarter of 2020 and down 225 BP from 5.50% in the second quarter of 2019.
  Average effective fed funds rate was 0.06% for the second quarter of 2020, down 1.19% from 1.25% for the first quarter of 2020 and down 234 BP from 2.40% in the second quarter of 2019.
  Average 10 year Treasury rate was 0.69% for the second quarter of 2020, down 69 BP from 1.38% for the first quarter of 2020 and down 165 BP from 2.34% in the second quarter of 2019.
  Average 30 day LIBOR rate was 0.36% for the second quarter of 2020, down 105 BP from 1.41% for the first quarter of 2020 and down 208 BP from 2.44% in the second quarter of 2019.

Noninterest Income

Noninterest income was $4.8 million for the second quarter of 2020, a decrease of $1.0 million from the $5.8 million reported in the second quarter of 2019, and an increase of $1.4 million from the $3.4 million reported in the first quarter of 2020. Securities gains of $3.0 million were reported in the second quarter of 2020 compared to $658 thousand in the second quarter of 2019. The Company had no securities gains in the first quarter of 2020.

Core noninterest income, a non-GAAP financial measure that excludes noninterest income attributable to the Company’s mortgage banking activities and securities gains in each quarter, was $1.7 million for the second quarter of 2020, a $355 thousand decrease from the second quarter of 2019, and a $226 thousand decrease from the first quarter of 2020. *

  The $355 thousand decrease when compared to the second quarter of 2019 primarily consisted of the following: lower levels of nonsufficient funds (“NSF”) and overdraft charges, included in service charges on deposit accounts (-$273 thousand) partially due to accommodations to COVID-19 impacted customers in the current economic environment; and a decrease in interchange fees, primarily due to lower card activity volumes, included in loan related fees and service charges (-$171 thousand).
  The $226 thousand decrease when compared to the first quarter of 2020 primarily consisted of a decrease in service charges on deposit accounts due to a lower volume of NSF and overdraft charges (-$199 thousand). A portion of the reduction in NSF fees represented accommodations to COVID-19 impacted customers.

Noninterest Expenses

Noninterest expenses totaled $47.6 million for the second quarter of 2020, an increase of $28.2 million from the $19.5 million reported in the second quarter of 2019, and an increase of $33.1 million from the $14.6 million reported in the first quarter of 2020. The goodwill impairment charge of $34.5 million is included in the second quarter 2020 noninterest expenses.

Core noninterest expenses is a non-GAAP financial measure that excludes noninterest expenses attributable to the Company’s mortgage banking activities in each quarter, the $34.5 million goodwill impairment charge in the second quarter of 2020, $788 thousand of expenses related to the departure of the Company’s former CFO in the first quarter of 2020, $3.6 million of branch optimization expense in the second quarter of 2019, a $1.0 million accrual in the second quarter of 2020 for potential litigation claims stemming from certain mortgages originated by First Mariner Bank before its merger with Howard Bank, and prepayment penalties on FHLB advances recorded in both the second quarter of 2020 and 2019 of $224 thousand and $651 thousand, respectively. Core noninterest expenses were $11.9 million for the second quarter of 2020, a $1.2 million decrease from $13.1 million in the second quarter of 2019, and a $431 thousand decrease from $12.3 million in the first quarter of 2020. *

  The $1.2 million decrease when compared to the second quarter of 2019 consisted of the following: lower compensation and benefits expenses (-$556 thousand) with $242 thousand of the decrease a result of the deferral of origination costs attributable to PPP lending activities, lower occupancy and equipment expenses as a result of branch optimization initiatives implemented by the Company (-$260 thousand); and lower data processing fees due to savings generated from a renegotiated core processing contract (-$298 thousand).
  The $431 thousand decrease when compared to the first quarter of 2020 consisted of the following: lower compensation and benefits expenses (-$555 thousand) with $242 thousand of the decrease a result of the deferral of origination costs attributable to PPP lending activities, and lower data processing fees (-$77 thousand); partially offset by an increase in other real estate owned-related expenses of $191 thousand.

Income Taxes

The Company reported an income tax expense of $1.7 million for the quarter ended June 30, 2020. The effective tax rate for the second quarter of 2020 was -6.0%, and excluding the non-taxable goodwill impairment charge from pretax income, was 24.6%. As a result of a provision in the CARES Act, an income tax benefit of $1.2 million was recorded in the first quarter of 2020. The effective tax rate for the first quarter of 2020 was -15.8%, and excluding this $1.2 million tax benefit, the effective tax rate for the first quarter of 2020 was 25.0%. The effective tax rate for the second quarter of 2019 was 20.6%.

Loans

Loans totaled $1.90 billion at June 30, 2020, an increase of $137.2 million, or 31.3% annualized, of total loans at March 31, 2020. Compared to June 30, 2019, the loan portfolio grew by $197.6 million, or 11.6%. During the second quarter, the Company originated $199.0 million of loans under the SBA PPP program. Net of deferred processing fees and origination costs, the net balance of PPP loans at June 30, 2020 was $193.7 million. While the Company supported its customers through participation in this program, the Company anticipates that a substantial portion of these loans will be forgiven and repaid by the SBA within the next six to nine months.

Portfolio loans totaled $1.70 billion at June 30, 2020, a decrease of $56.5 million, or 12.9% annualized, from total loans at March 31, 2020. Compared to June 30, 2019, portfolio loans grew by $3.9 million, or 0.2%. Changes in portfolio loans were as follows: *

  Compared to June 30, 2019, the $3.9 million in portfolio loan growth was primarily driven by construction and land loans, up $12.8 million, or 11.1%, and commercial real estate loans, up $24.6 million, or 3.6%, while residential real estate loans decreased by $14.7 million, or 3.0% and commercial loans decreased by $14.9 million, or 4.0%.
  Compared to March 31, 2020, the $56.5 million decrease in portfolio loans was primarily driven by commercial loans, down $36.1 million, or 37.3% annualized, and residential real estate, down $23.0 million, or 18.5% annualized.
    The decrease in commercial loans was primarily the result of lower line utilization during the quarter. While the Company experienced a negligible increase in commercial line of credit usage during the first quarter, with line utilization of 48.7% at March 31, 2020, line utilization dropped to 41.6% at June 30, 2020. The lower level of commercial loans reflects higher liquidity levels at many borrowers.
    The decrease in residential real estate loans was a result of a substantially higher level of prepayments due to lower interest rates that led to another strong mortgage refinance quarter. As a result of the exit of the Company’s mortgage banking activities, the mortgage runoff was not offset by new loan originations. In order to manage loan run-off within its residential mortgage loan portfolio, the Bank plans to commence buying first lien residential mortgage loans on a servicing released basis during the third quarter of 2020.

Average loans were $1.88 billion for the second quarter of 2020, an increase of $127.5 million, or 29.2% annualized, over average loans for the first quarter of 2020, and an increase of $212.3 million, or 12.7%, over average loans for the second quarter of 2019. Average PPP loans for the second quarter of 2020 were $142.7 million. Average portfolio loans were $1.74 billion for the second quarter of 2020, a decrease of $15.2 million, or 3.4% annualized, from average loans for the first quarter of 2020. The decline was primarily in residential real estate loans. Compared to the second quarter of 2019, average portfolio loans grew by $69.6 million, or 4.2%, with the growth primarily in construction and land, commercial real estate, and commercial loans. *

Deposits

Total deposits were $1.83 billion at June 30, 2020, an increase of $41.8 million, or 9.4% annualized, over the March 31, 2020 balance of $1.79 billion. Compared to June 30, 2019, total deposits grew by $113.5 million, or 6.6%. Changes in deposits were as follows:

  Customer deposits, which exclude brokered and other non-customer deposits, were $1.67 billion at June 30, 2020, compared to $1.44 billion at March 31, 2020, an increase of $227.0 million or 63.0% annualized.
    The increase in customer deposits was primarily the result of strong growth in low-cost, non-maturity deposits, which increased by $239.8 million, or 83.6% annualized, during the second quarter of 2020. $201.1 million of the growth was in transaction accounts, and $188.1 million of the transaction account growth was in noninterest-bearing deposits.
    The strong non-maturity deposit growth was the result of good organic growth, the impact of delays in tax remittances to the federal government, the impact of government stimulus checks, the impact of lower consumer and business spending, and PPP funds that have not yet been used by the recipients.
    The strong non-maturity deposit growth was partially offset by a continued decline in customer CD balances, down $12.7 million, or 17.3% annualized, due to the Company managing lower retention rates on CDs maturing at substantially higher rates than current market rates. Management made a conscious decision to not offer above-market renewal rates.
  Compared to June 30, 2019, customer deposits increased by $222.4 million, or 15.4%.
    The increase in customer deposits was primarily the result of strong growth in low-cost, non-maturity deposits, which increased by $286.2 million, or 26.0%. $252.2 million of the growth was in transaction accounts, and $249.5 million of the transaction account growth was in noninterest-bearing deposits.
    Customer CD balances declined by $63.8 million, or 18.5%.
  Brokered and other non-customer deposits were $161.8 million at June 30, 2020, compared to $347.1 million at March 31, 2020 and $270.7 million at June 30, 2019. The March 31, 2020 balances were the result of the Company increasing its on-balance sheet liquidity in response to the early stages of the COVID-19 pandemic and expectation of liquidity challenges that did not materialize. The $185.3 million decline in balances since March 31, 2020 is a result of reducing on-balance sheet liquidity levels.

Average customer deposits for the second quarter of 2020 were $1.61 billion, an increase of $150.8 million, or 41.2% annualized, from the first quarter 2020 average balance. Excluding customer CDs, customer non-maturity deposit balances increased by $175.1 million, or 60.9% annualized, with transaction accounts up $170.9 million; $167.4 million of the transaction account growth was in noninterest-bearing deposits.

Compared to the second quarter of 2019, average customer deposits were up by $148.9 million, or 10.2%. Excluding customer CDs, customer non-maturity deposit balances increased by $209.3 million, or 18.8%, with transaction accounts up $197.2 million; $217.6 million of the transaction account growth was in noninterest-bearing deposits.

Other Balance Sheet Comments

During the quarter ended June 30, 2020, the Company embarked on a strategy to monetize certain unrealized gains in its mortgage-backed securities (“MBS”) portfolio. $105 million of MBS with high prepayment speeds were identified and sold, resulting in net gains of $3.0 million. $125 million of lower coupon MBS were then purchased. The total available for sale securities portfolio of $276.9 million increased by $1.6 million from March 31, 2020.

Interest bearing deposits with banks (primarily balances held at the FRB) were $46.4 million at June 30, 2020, a $133.6 million decrease from March 31, 2020. This decline is a result of reducing the Company’s on-balance sheet liquidity levels.

Borrowings from the FHLB were $246.0 million at June 30, 2020, a $98.0 million decrease from March 31, 2020. During the second quarter, the Company repaid a long-term, $5.0 million advance, resulting in a prepayment penalty (recorded in noninterest expenses) of $224 thousand.

* Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures” in this press release and to the financial tables entitled “GAAP to Non-GAAP reconciliation” for a reconciliation to the most directly comparable GAAP financial measures.

Earnings Conference Call

The Company will host a conference call on Tuesday, July 28, 2020, at 10:00 a.m. (EDT) to discuss the results and presentation slides and to answer questions. Those who wish to participate may do so by calling 1-877-269-7756 and asking for the Howard Bancorp conference call. We encourage participants to call at least ten minutes prior to the scheduled start time so that you can be sure to be entered into the conference before it begins. You may also connect to the live conference and ask questions via an instant call-back from the automated conference host to the phone number you specify.

The Call-Back link will be available on our website at https://www.howardbank.com/InvestorCall until the call has ended.

A presentation will be used during the earnings call and will be available on the Investor Relations section of our website at www.howardbank.com.

An internet-based audio replay of the call will be available on the Investor Relations page of our website at www.howardbank.com shortly following the conclusion of the call and will be available until August 27, 2020.

Company management will not be available to discuss the second quarter 2020 results prior to the earnings conference call.

About the Company

Howard Bancorp, Inc. is the parent company of Howard Bank, a Maryland-chartered trust company operating as a commercial bank. Headquartered in Baltimore City, Maryland, Howard Bank operates a general commercial banking business through its 15 branches located throughout the Greater Baltimore Metropolitan Area. Additional information about Howard Bancorp, Inc. and Howard Bank are available on its website at www.howardbank.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements by the Company’s management contains “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as “anticipated,” “expects,” “intends,” “believes,” “may,” “likely,” “will” or other statements that indicate future periods. Such statements include, without limitation, statements regarding management’s predictions or expectations about future economic conditions, statements about the Company’s business or financial performance, as well as management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties which change over time and other factors which could cause actual results to differ materially from those currently anticipated. These risks and uncertainties include, but are not limited to: the impact of the recent outbreak of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of these items on our operations, liquidity and capital position, and on the financial condition of the Company’s borrowers and other customers; conditions in the financial markets and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; the Company’s level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; the impact of changes in interest rates; credit quality and strength of underlying collateral; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in the Company’s loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company’s operations and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; the Company’s ability to comply with applicable capital and liquidity requirements; any further impairment of the Company’s goodwill or other intangible assets; losses resulting from pending or potential litigation claims may exceed amounts accrued with respect to such matters; system failure or cybersecurity breaches of the Company’s network security; the Company’s ability to recruit and retain key employees; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; litigation and other risks and uncertainties. Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The inclusion of this forward-looking information should not be construed as a representation by us or any person that future events, plans, or expectations contemplated by us will be achieved. Forward-looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, whether as a result of new information, future events, or otherwise, except as required by law.

Additional information is available at www.howardbank.com.

HOWARD BANCORP, INC. AND SUBSIDIARY
Selected Financial Data
(in thousands except per share data)
	SIX MONTHS ENDED		THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	June 30,
	2020	2019	2020	2020	2019
Income Statement Data:
Interest income	$43,700	$45,929	$21,473	$22,226	$23,145
Interest expense	8,055	11,101	3,354	4,701	5,791
Net interest income	35,645	34,828	18,119	17,525	17,354
Provision for credit losses	6,445	2,835	3,000	3,445	1,110
Net interest income after provision for credit losses	29,200	31,993	15,119	14,080	16,244
Noninterest income	8,125	10,376	4,759	3,366	5,841
Noninterest expense	62,187	34,311	47,627	14,560	19,454
(Loss) income before income taxes	(24,862)	8,058	(27,749)	2,886	2,631
Income tax expense (benefit)	1,203	1,714	1,660	(457)	543
Net (loss) income	$(26,065)	$6,344	$(29,409)	$3,343	$2,088

Per Share Data and Shares Outstanding:
Net (loss) income per common share - basic	$(1.39)	$0.33	$(1.57)	$0.18	$0.11
Net (loss) income per common share - diluted	$(1.39)	$0.33	$(1.57)	$0.18	$0.11
Book value per common share, at period end	$15.14	$15.92	$15.14	$16.85	$15.92
Tangible book value per common share, at period end (1)	$13.08	$11.94	$13.08	$12.91	$11.94
Average common shares outstanding	18,791	19,057	18,716	18,867	19,061
Diluted average common shares outstanding	18,791	19,071	18,716	18,915	19,068
Shares outstanding, at period end	18,716	19,063	18,716	18,715	19,063

Balance Sheet Data:
Total assets	$2,463,450	$2,295,634	$2,463,450	$2,507,894	$2,295,634

Portfolio loans, net of unearned income (1)
Paycheck Protection Program loans,	1,704,911	1,701,020	1,704,911	1,761,419	1,701,020
net of unearned income (1)	193,719	-	193,719	-	-
Total loans and leases, net of unearned income	1,898,630	1,701,020	1,898,630	1,761,419	1,701,020

Allowance for credit losses	16,356	9,120	16,356	13,384	9,120
Other interest-earning assets	343,149	319,739	343,149	483,553	319,739
Total deposits	1,830,674	1,717,216	1,830,674	1,788,899	1,717,216
Total borrowings	312,173	248,811	312,173	377,611	248,811
Common and total stockholders' equity	283,281	303,527	283,281	315,358	303,527

Average total assets	2,449,822	2,232,055	2,529,797	2,369,847	2,246,800
Average common and total stockholders' equity	316,980	300,572	319,152	314,805	303,599

Selected Performance Ratios:
Return on average assets (2)	(2.14)%	0.57%	(4.68)%	0.57%	0.37%
Return on average common equity (2)	(16.54)%	4.26%	(37.06)%	4.27%	2.76%
Net interest margin (2),(3)	3.28%	3.58%	3.22%	3.34%	3.53%
Efficiency ratio (4)	142.08%	75.90%	208.18%	69.70%	83.87%
Efficiency ratio (ex goodwill impairment)(1)	63.26%	75.90%	57.38%	69.70%	83.87%

Asset Quality Ratios:
Nonperforming loans to portfolio loans (1)	1.08%	1.13%	1.08%	0.98%	1.13%
Nonperforming assets to portfolio loans and OREO (1)	1.21%	1.41%	1.21%	1.11%	1.41%
Nonperforming assets to total assets	0.84%	1.05%	0.84%	0.78%	1.05%
Allowance for credit losses to portfolio loans (1)	0.96%	0.54%	0.96%	0.76%	0.54%
Allowance for credit losses to nonperforming loans	88.56%	47.24%	88.56%	77.80%	47.24%
Net chargeoffs to average total loans and leases (2)	0.06%	0.44%	0.01%	0.11%	0.18%

Capital Ratios (Bancorp):
Tier 1 capital to average assets (leverage ratio)	9.18%	9.06%	9.18%	9.10%	9.06%
Common equity tier 1 capital to risk-weighted assets	11.66%	10.52%	11.66%	10.95%	10.52%
Tier 1 capital to risk-weighted assets	11.66%	10.52%	11.66%	10.95%	10.52%
Total capital to risk-weighted assets	14.09%	12.55%	14.09%	13.16%	12.55%
Average equity to average assets	12.62%	13.51%	12.62%	13.28%	13.51%

(1) This is a non-GAAP measure. See the GAAP to Non-GAAP Reconciliation at the end of the financial statements.
(2) Annualized
(3) Net interest income divided by average earning assets
(4) Noninterest expense divided by the sum of net interest income and noninterest income

HOWARD BANCORP, INC. AND SUBSIDIARY
Unaudited Consolidated Statements of (Loss) Income
(in thousands except per share data)
	FOR THE THREE MONTHS ENDED
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Interest income	$21,473	$22,226	$22,550	$22,955	$23,145
Interest expense	3,354	4,701	5,283	5,740	5,791
Net interest income	18,119	17,525	17,267	17,215	17,354
Provision for credit losses	3,000	3,445	750	608	1,110
Net interest income after provision for credit losses	15,119	14,080	16,517	16,607	16,244
Noninterest income:
Service charges on deposit accounts	433	642	710	726	684
Mortgage banking income	-	1,036	1,951	2,054	2,308
Gain (loss) on sale of securities	3,044	-	-	-	658
Gain (loss) on the disposal of premises and equipment	6	-	-	-	(83)
Income from bank owned life insurance	441	445	466	485	460
Loan related fees and service charges	175	581	912	984	995
Other income and gains / losses	660	662	1,586	784	819
Total noninterest income	4,759	3,366	5,625	5,033	5,841
Noninterest expense:
Compensation and benefits	6,259	8,441	7,811	7,939	8,272
Occupancy and equipment	1,242	1,033	880	1,442	5,183
Marketing and business development	453	450	853	545	484
Professional fees	633	727	704	747	718
Data processing fees	850	926	1,217	1,172	1,147
FDIC assessment	287	212	63	36	281
Other real estate owned	269	77	321	393	104
Loan production expense	192	468	719	761	700
Amortization of core deposit intangible	680	699	717	745	767
Goodwill impairment charge	34,500	-	-	-	-
Other operating expense	2,262	1,527	1,077	1,625	1,798
Total noninterest expense	47,627	14,560	14,362	15,405	19,454
(Loss) income before income taxes	(27,749)	2,886	7,780	6,235	2,631
Income tax expense (benefit)	1,660	(457)	1,880	1,598	543
Net (loss) income	$(29,409)	$3,343	$5,900	$4,637	$2,088

Net (loss) income per common share:
Basic	$(1.57)	$0.18	$0.31	$0.24	$0.11
Diluted	$(1.57)	$0.18	$0.31	$0.24	$0.11

Average common shares outstanding:
Basic	18,716	18,867	19,080	19,079	19,061
Diluted	18,716	18,915	19,083	19,082	19,068

Performance Ratios
Return on average assets	-4.68%	0.57%	1.02%	0.82%	0.37%
Return on average common equity	-37.06%	4.27%	7.51%	6.00%	2.76%
Net interest margin	3.22%	3.34%	3.38%	3.46%	3.53%
Efficiency ratio	208.18%	69.70%	62.74%	69.24%	83.87%
Efficiency ratio (ex goodwill impairment)(1)	57.38%	69.70%	62.74%	69.24%	83.87%
(1) This is a non-GAAP measure. See the GAAP to Non-GAAP Reconciliation at the end of the financial statements.

HOWARD BANCORP, INC. AND SUBSIDIARY
Unaudited Consolidated Statements of (Loss) Income
(in thousands except per share data)
	FOR THE SIX MONTHS ENDED
	June 30,	June 30,
	2020	2019
Interest income	$43,700	$45,929
Interest expense	8,055	11,101
Net interest income	35,645	34,828
Provision for credit losses	6,445	2,835
Net interest income after provision for credit losses	29,200	31,993
Noninterest income:
Service charges on deposit accounts	1,075	1,311
Mortgage banking income	1,036	3,793
Gain (loss) on sale of securities	3,044	658
Gain (loss) on the disposal of premises and equipment	6	(83)
Income from bank owned life insurance	886	907
Loan related fees and service charges	756	2,038
Other income and gains / losses	1,322	1,752
Total noninterest income	8,125	10,376
Noninterest expense:
Compensation and benefits	14,700	16,306
Occupancy and equipment	2,275	6,754
Marketing and business development	903	941
Professional fees	1,360	1,503
Data processing fees	1,776	2,525
FDIC assessment	499	568
Other real estate owned	346	131
Loan production expense	660	1,220
Amortization of core deposit intangible	1,379	1,551
Goodwill impairment charge	34,500	-
Other operating expense	3,789	2,812
Total noninterest expense	62,187	34,311
(Loss) income before income taxes	(24,862)	8,058
Income tax expense	1,203	1,714
Net (loss) income	$(26,065)	$6,344

Net (loss) income per common share:
Basic	$(1.39)	$0.33
Diluted	$(1.39)	$0.33

Average common shares outstanding:
Basic	18,791	19,057
Diluted	18,791	19,071

Performance Ratios
Return on average assets	-2.14%	0.57%
Return on average common equity	-16.54%	4.26%
Net interest margin	3.28%	3.58%
Efficiency ratio	142.08%	75.90%
Efficiency ratio (ex goodwill impairment)(1)	63.26%	75.90%
(1) This is a non-GAAP measure. See the GAAP to Non-GAAP Reconciliation at the end of the financial statements.

HOWARD BANCORP, INC. AND SUBSIDIARY
Unaudited Consolidated Balance Sheets
(in thousands except per share data)
	PERIOD ENDED
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
ASSETS
Cash and due from banks	$12,652	$15,951	$12,992	$12,563	$15,657
Interest bearing deposits with banks	46,418	179,999	96,985	62,446	109,404
Total cash and cash equivalents	59,070	195,950	109,977	75,009	125,061
Securities available for sale, at fair value	276,889	275,252	215,505	164,026	151,685
Securities held to maturity, at amortized cost	7,250	7,750	7,750	9,750	9,750
Federal Home Loan Bank of Atlanta stock, at cost	12,592	16,757	14,152	13,642	11,220
Loans held for sale, at fair value	-	3,795	30,710	46,713	37,680
Portfolio loans, net of unearned income (1)	1,704,911	1,761,419	1,745,513	1,729,880	1,701,020
Paycheck Protection Program loans, net of unearned inc (1)	193,719	-	-	-	-
Total loans and leases, net of unearned income	1,898,630	1,761,419	1,745,513	1,729,880	1,701,020
Allowance for credit losses	(16,356)	(13,384)	(10,401)	(9,598)	(9,120)
Net loans and leases	1,882,274	1,748,035	1,735,112	1,720,282	1,691,900
Bank premises and equipment, net	42,434	42,543	42,724	42,693	42,876
Goodwill	31,449	65,949	65,949	65,949	65,949
Core deposit intangible	7,090	7,770	8,469	9,186	9,932
Bank owned life insurance	76,716	76,275	75,830	75,364	75,060
Other real estate owned	2,137	2,322	3,098	3,926	4,702
Deferred tax assets, net	35,034	33,529	36,010	36,049	37,803
Interest receivable and other assets	30,515	31,967	29,333	30,886	32,016
Total assets	$2,463,450	$2,507,894	$2,374,619	$2,293,475	$2,295,634

LIABILITIES
Noninterest-bearing deposits	$671,598	$483,499	$468,975	$442,549	$422,117
Interest-bearing deposits	1,159,076	1,305,400	1,245,390	1,213,074	1,295,099
Total deposits	1,830,674	1,788,899	1,714,365	1,655,623	1,717,216
FHLB advances	246,000	344,000	285,000	273,000	216,000
Fed funds and repos	37,834	5,321	6,127	1,161	4,669
Subordinated debt	28,339	28,290	28,241	28,191	28,142
Total borrowings	312,173	377,611	319,368	302,352	248,811
Accrued expenses and other liabilities	37,322	26,026	26,738	26,748	26,080
Total liabilities	2,180,169	2,192,536	2,060,471	1,984,723	1,992,107

STOCKHOLDERS' EQUITY
Common stock - $0.01 par value	187	187	191	191	191
Additional paid in capital	270,057	269,918	276,156	276,431	276,218
Retained earnings	9,090	38,501	35,158	29,258	24,621
Accumulated other comprehensive income	3,947	6,752	2,643	2,872	2,497
Total stockholders' equity	283,281	315,358	314,148	308,752	303,527
Total liabilities and stockholders' equity	$2,463,450	$2,507,894	$2,374,619	$2,293,475	$2,295,634

Capital Ratios (Bancorp)
Tier 1 capital to average assets (leverage ratio)	9.18%	9.10%	9.55%	9.39%	9.06%
Common equity tier 1 capital to risk-weighted assets	11.66%	10.95%	11.09%	10.83%	10.52%
Tier 1 capital to risk-weighted assets	11.66%	10.95%	11.09%	10.83%	10.52%
Total capital to risk-weighted assets	14.09%	13.16%	13.14%	12.87%	12.55%

Asset Quality Measures
Nonperforming loans	$18,469	$17,203	$19,143	$19,960	$19,305
Other real estate owned (OREO)	2,137	2,322	3,098	3,926	4,702
Total nonperforming assets	$20,606	$19,525	$22,241	$23,886	$24,007

Nonperforming loans to portfolio loans (1)	1.08%	0.98%	1.10%	1.15%	1.13%
Nonperforming assets to portfolio loans and OREO (1)	1.21%	1.11%	1.27%	1.38%	1.41%
Nonperforming assets to total assets	0.84%	0.78%	0.94%	1.04%	1.05%
Allowance for credit losses to portfolio loans (1)	0.96%	0.76%	0.60%	0.55%	0.54%
Allowance for credit losses to nonperforming loans	88.56%	77.80%	54.33%	48.09%	47.24%
Net chargeoffs to average total loans and leases (2)	0.01%	0.11%	-0.01%	0.03%	0.18%
Provision for credit losses to average portfolio loans (1), (2)	0.69%	0.79%	0.17%	0.14%	0.27%
(1) This is a non-GAAP measure. See the GAAP to Non-GAAP Reconciliation at the end of the financial statements.
(2) Annualized

HOWARD BANCORP, INC. AND SUBSIDIARY
Average Balances, Yields, and Rates
(in thousands)
	Three Months Ended June 30, 2020			Three Months Ended March 31, 2020			Three Months Ended June 30, 2019
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Earning assets
Loans and leases:
Commercial loans and leases	$371,518	$4,260	4.61%	$377,198	$4,304	4.59%	$345,180	$4,478	5.20%
Commercial real estate	698,930	7,613	4.38	690,930	8,446	4.92	664,079	8,407	5.08
Construction and land	132,899	1,287	3.89	131,489	1,463	4.47	116,057	1,686	5.83
Residential real estate	490,110	4,948	4.06	509,034	5,244	4.14	493,003	5,598	4.55
Consumer	45,619	536	4.73	45,664	520	4.58	51,174	641	5.02
Total portfolio loans	1,739,076	18,644	4.31	1,754,315	19,978	4.58	1,669,493	20,810	5.00
Paycheck Protection Program loans	142,715	896	2.53	-	-	-	-	-	-
Total loans and leases	1,881,791	19,540	4.18	1,754,315	19,978	4.58	1,669,493	20,810	5.00
Securities available for sale:
U.S Gov agencies	80,217	532	2.67	70,831	492	2.79	97,128	669	2.76
Mortgage-backed	189,419	945	2.01	151,399	978	2.60	87,954	699	3.19
Corporate debentures	5,507	92	6.72	5,523	92	6.73	2,979	62	8.35
Total available for sale securities	275,143	1,569	2.29	227,752	1,562	2.76	188,061	1,430	3.05
Securities held to maturity	7,745	112	5.82	7,750	112	5.83	9,278	143	6.18
FHLB Atlanta stock, at cost	13,015	220	6.80	15,708	174	4.46	10,615	167	6.31
Interest bearning deposits in banks	86,181	20	0.09	84,860	234	1.11	62,629	274	1.75
Loans held for sale	1,365	13	3.83	18,424	166	3.63	30,432	321	4.23
Total earning assets	2,265,240	21,474	3.81%	2,108,809	22,226	4.24%	1,970,508	23,145	4.71%
Cash and due from banks	16,056			13,610			13,853
Bank premises and equipment, net	42,431			42,689			44,567
Goodwill and other intangible assets	73,093			74,169			76,374
Other assets	146,394			141,290			150,478
Less: allowance for credit losses	(13,417)			(10,719)			(8,980)
Total assets	$2,529,797			$2,369,848			$2,246,800

Interest-bearing liabilities
Deposits:
Interest-bearing demand accounts	$186,781	$57	0.12%	$183,305	$157	0.34%	$207,159	$248	0.48%
Money market	365,658	342	0.38	368,779	706	0.77	354,808	670	0.76
Savings	140,904	25	0.07	133,577	45	0.13	139,673	66	0.19
Time deposits	557,401	1,959	1.41	523,980	2,302	1.77	566,284	3,020	2.14
Total interest-bearing deposits	1,250,744	2,383	0.77	1,209,641	3,210	1.07	1,267,924	4,004	1.27
Borrowings:
FHLB advances	255,945	506	0.80	320,868	1,025	1.29	200,186	1,294	2.59
Fed funds and repos	16,747	13	0.31	6,665	4	0.27	7,468	13	0.70
Subordinated debt	28,307	452	6.42	28,258	461	6.56	28,112	480	6.85
Total borrowings	300,999	971	1.30	355,791	1,491	1.69	235,766	1,787	3.04
Total interest-bearing funds	1,551,743	3,354	0.87%	1,565,432	4,701	1.21%	1,503,690	5,791	1.54%
Noninterest-bearing deposits	632,080			464,701			414,502
Other liabilities	26,822			24,909			25,009
Total liabilities	2,210,645			2,055,042			1,943,201
Stockholders' equity	319,152			314,805			303,599
Total liabilities & equity	$2,529,797			$2,369,848			$2,246,800
Net interest rate spread (1)		$18,120	2.94%		$17,525	3.03%		$17,354	3.17%
Effect of noninterest-bearing funds			0.27			0.31			0.37
Net interest margin on earning assets (2)			3.22%			3.34%			3.53%

(1) The difference between the annualized yield on average total earning assets and the annualized cost of average total interest-bearing liabilities
(2) Annualized net interest income divided by average total earning assets

HOWARD BANCORP, INC. AND SUBSIDIARY
Average Balances, Yields, and Rates
(in thousands)
	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Earning assets
Loans and leases:
Commercial loans and leases	$374,358	$8,564	4.60%	$337,331	$8,703	5.20%
Commercial real estate	694,931	16,060	4.65	657,035	16,517	5.07
Construction and land	132,194	2,750	4.18	121,358	3,507	5.83
Residential real estate	499,572	10,193	4.10	486,882	11,170	4.63
Consumer	45,641	1,056	4.65	52,424	1,288	4.95
Total portfolio loans	1,746,696	38,623	4.45	1,655,030	41,185	5.02
Paycheck Potection Program loans	71,358	896	2.52	-	-	-
Total loans and leases	1,818,053	39,518	4.37	1,655,030	41,185	5.02
Securities available for sale:
U.S Gov agencies	75,523	1,024	2.73	104,233	1,431	2.77
Mortgage-backed	170,409	1,923	2.27	88,764	1,426	3.24
Corporate debentures	5,515	184	6.72	2,990	124	8.36
Total available for sale securities	251,447	3,131	2.50	195,987	2,981	3.07
Securities held to maturity	7,747	225	5.83	9,264	286	6.23
FHLB Atlanta stock, at cost	14,361	393	5.51	10,446	329	6.35
Interest bearning deposits in banks	85,521	254	0.60	65,555	636	1.96
Loans held for sale	9,894	179	3.64	23,530	512	4.39
Total earning assets	2,187,024	43,700	4.02%	1,959,812	45,929	4.73%
Cash and due from banks	14,833			13,724
Bank premises and equipment, net	42,560			44,791
Goodwill and other intangible assets	73,631			79,062
Other assets	143,843			144,136
Less: allowance for credit losses	(12,068)			(9,470)
Total assets	$2,449,822			$2,232,055

Interest-bearing liabilities
Deposits:
Interest-bearing demand accounts	$185,043	$214	0.23%	$216,305	$542	0.51%
Money market	367,218	1,047	0.57	355,429	1,282	0.73
Savings	137,240	70	0.10	138,703	124	0.18
Time deposits	540,691	4,262	1.59	547,256	5,620	2.07
Total interest-bearing deposits	1,230,192	5,594	0.91	1,257,693	7,568	1.21
Borrowings:
FHLB advances	288,407	1,532	1.07	197,763	2,548	2.60
Fed funds and repos	11,707	17	0.29	10,950	26	0.48
Subordinated debt	28,282	913	6.49	28,094	959	6.88
Total borrowings	328,396	2,461	1.51	236,807	3,533	3.01
Total interest-bearing funds	1,558,588	8,055	1.04%	1,494,500	11,101	1.50%
Noninterest-bearing deposits	548,390			416,647
Other liabilities	25,864			20,336
Total liabilities	2,132,842			1,931,483
Stockholders' equity	316,980			300,572
Total liabilities & equity	$2,449,822			$2,232,055
Net interest rate spread (1)		$35,645	2.98%		$34,828	3.23%
Effect of noninterest-bearing funds			0.30			0.36
Net interest margin on earning assets (2)			3.28%			3.58%

(1) The difference between the annualized yield on average total earning assets and the annualized cost of average total interest-bearing liabilities
(2) Annualized net interest income divided by average total earning assets

Reconciliation of Non-GAAP Financial Measures

This press release contains references to financial measures that are not defined in generally accepted accounting principles (“GAAP”). Such non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this press release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this press release when comparing such non-GAAP financial measures.

The Company’s management uses non-GAAP financial measures as management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.

The Company has excluded the after tax impact of its recently exited mortgage banking activities, the goodwill impairment charge, and items determined to be infrequently occurring, as well as a one-time income tax benefit as a result of the CARES Act. The reconciliation is presented on the following pages.

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - CORE NET INCOME AND EPS
(in thousands except per share data)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Net (loss) income (GAAP)	$(26,065)	$6,344	$(29,409)	$3,343	$5,900	$4,637	$2,088
Adjustments:
Mortgage banking activities:
Net interest income	(143)	(340)	-	(143)	(164)	(177)	(193)
Noninterest income	(1,425)	(5,058)	-	(1,425)	(2,699)	(2,871)	(3,113)
Noninterest expenses	1,438	4,267	-	1,438	2,056	2,712	2,113
Total pretax - mortgage banking activities	(130)	(1,131)	-	(130)	(807)	(336)	(1,193)
Certain other items:
Securities gains	(3,044)	(658)	(3,044)	-	-	-	(658)
Proceeds from agreement to exit mortgage banking activities	-	-	-	-	(750)	-	-
Prepayment penalty - FHLB advances	224	651	224	-	-	-	651
Branch optimization charge	-	3,600	-	-	(338)	-	3,600
Litigation expense	1,000	-	1,000	-	-	700	-
CFO departure	788	-	-	788	-	-	-
Goodwill impairment charge	34,500	-	34,500	-	-	-	-
Total pretax - certain other items	33,468	3,593	32,680	788	(1,088)	700	3,593
Total core pretax income adjustments	33,338	2,462	32,680	658	(1,895)	364	2,400
Income tax expense (benefit) of adjustments	(276)	665	(454)	178	(512)	98	648
Total core pretax income adjustments, net of tax	33,614	1,797	33,134	480	(1,383)	266	1,752
Less: One-time benefit of NOL carryback (CARES Act)	(1,177)	-	-	(1,177)	-	-	-
Total core adjustments to net income	32,437	1,797	33,134	(697)	(1,383)	266	1,752
Core net income (Non-GAAP)	$6,372	$8,141	$3,725	$2,646	$4,517	$4,903	$3,840

Diluted average common shares	18,791	19,071	18,716	18,915	19,083	19,082	19,068

Diluted EPS (GAAP)	$(1.39)	$0.33	$(1.57)	$0.18	$0.31	$0.24	$0.11
Total core adjustments to net income	1.73	0.09	1.77	(0.04)	(0.07)	0.01	0.09
Core diluted EPS (Non-GAAP)	$0.34	$0.43	$0.20	$0.14	$0.24	$0.26	$0.20

GAAP TO NON-GAAP RECONCILIATION - PRE-PROVISION NET REVENUE ("PPNR")
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Net (loss) income (GAAP)	$(26,065)	$6,344	$(29,409)	$3,343	$5,900	$4,637	$2,088
Plus: provision for credit losses	6,445	2,835	3,000	3,445	750	608	1,110
Plus: income tax expense	1,203	1,714	1,660	(457)	1,880	1,598	543
Pre-provision net revenue (Non-GAAP)	$(18,417)	$10,893	$(24,749)	$6,331	$8,530	$6,843	$3,741

Adjustments to net revenue:
Mortgage banking activities	(130)	(1,131)	-	(130)	(807)	(336)	(1,193)
Securities gains	(3,044)	(658)	(3,044)	-	-	-	(658)
Proceeds from agreement to exit mortgage banking activities	-	-	-	-	(750)	-	-
Prepayment penalty - FHLB advances	224	651	224	-	-	-	651
Branch optimization charge	-	3,600	-	-	(338)	-	3,600
Litigation accrual	1,000	-	1,000	-	-	700	-
CFO departure	788	-	-	788	-	-	-
Goodwill impairment charge	34,500	-	34,500	-	-	-	-
Total core pretax net revenue adjustments	33,338	2,462	32,680	658	(1,895)	364	2,400
Core pre-provision net revenue (PPNR)	$14,921	$13,355	$7,931	$6,989	$6,635	$7,207	$6,141

GAAP TO NON-GAAP RECONCILIATION - PPNR / AVERAGE TANGIBLE COMMON EQUITY
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Core PPNR (Non-GAAP)	$14,921	$13,355	$7,931	$6,989	$6,635	$7,207	$6,141

Average common equity (GAAP)	$316,980	$300,572	$319,152	$314,805	$311,777	$306,635	$303,599
Less average goodwill	(65,760)	(68,254)	(65,570)	(65,950)	(65,949)	(65,949)	(65,949)
Less average core deposit intangible, net	(5,921)	(8,087)	(5,672)	(6,170)	(6,702)	(7,251)	(7,805)
Average tangible common equity (non-GAAP)	$245,299	$224,232	$247,910	$242,685	$239,125	$233,435	$229,844

Core PPNR / average tangible common equity (Non-GAAP)	12.23%	12.01%	12.87%	11.58%	11.01%	12.25%	10.72%

Annualized ratio based on days in quarter divided by days in year

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - EFFICIENCY RATIO
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Net interest income (GAAP)	$35,645	$34,828	$18,119	$17,525	$17,267	$17,215	$17,354
Adjustments:
Mortgage banking activities	(143)	(340)	-	(143)	(164)	(177)	(193)
Total core net interest income adjustments	(143)	(340)	-	(143)	(164)	(177)	(193)
Core net interest income (Non-GAAP)	$35,502	$34,488	$18,119	$17,382	$17,103	$17,038	$17,161

Noninterest income (GAAP)	$8,125	$10,376	$4,759	$3,366	$5,625	$5,033	$5,841
Adjustments:
Mortgage banking activities	(1,425)	(5,058)	-	(1,425)	(2,699)	(2,871)	(3,113)
Securities gains	(3,044)	(658)	(3,044)	-	-	-	(658)
Proceeds from agreement to exit mortgage banking activities	-	-	-	-	(750)	-	-
Total core noninterest income adjustments	(4,469)	(5,716)	(3,044)	(1,425)	(3,449)	(2,871)	(3,771)
Core noninterest income (Non-GAAP)	$3,656	$4,660	$1,715	$1,941	$2,176	$2,162	$2,070

Total net interest income and noninterest income (GAAP)	$43,770	$45,204	$22,878	$20,891	$22,892	$22,248	$23,195
Adjustments:
Total core net interest income adjustments	(143)	(340)	-	(143)	(164)	(177)	(193)
Total core noninterest income adjustments	(4,469)	(5,716)	(3,044)	(1,425)	(3,449)	(2,871)	(3,771)
Total core net interest income and noninterest income adjustments	(4,612)	(6,056)	(3,044)	(1,568)	(3,613)	(3,048)	(3,964)
Core net interest income + noninterest income (Non-GAAP)	$39,158	$39,148	$19,834	$19,323	$19,279	$19,200	$19,231

Noninterest expense (GAAP)	$62,187	$34,311	$47,627	$14,560	$14,362	$15,405	$19,454
Adjustments:
Mortgage banking activities	(1,438)	(4,267)	-	(1,438)	(2,056)	(2,712)	(2,113)
Prepayment penalty - FHLB advances	(224)	(651)	(224)	-	-	-	(651)
Branch optimization charge	-	(3,600)	-	-	338	-	(3,600)
Litigation accrual	(1,000)	-	(1,000)	-	-	(700)	-
CFO departure	(788)	-	-	(788)	-	-	-
Goodwill impairment charge	(34,500)	-	(34,500)	-	-	-	-
Total core noninterest expense adjustments	(37,950)	(8,518)	(35,724)	(2,226)	(1,718)	(3,412)	(6,364)
Core noninterest expense (Non-GAAP)	$24,237	$25,793	$11,903	$12,334	$12,644	$11,993	$13,090

Efficiency ratio (GAAP)	142.08%	75.90%	208.18%	69.70%	62.74%	69.24%	83.87%

Core efficiency ratio (Non-GAAP)	61.90%	65.89%	60.01%	63.83%	65.58%	62.46%	68.07%
GAAP TO NON-GAAP RECONCILIATION - TANGIBLE BOOK VALUE PER COMMON SHARE
(in thousands except per share data)

	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Common and total stockholder's equity (GAAP)	$283,281	$303,527	$283,281	$315,358	$314,148	$308,752	$303,527

Total shares outstanding at period end	18,716	19,063	18,716	18,715	19,067	19,082	19,063

Book value per common share at period end (GAAP)	$15.14	$15.92	$15.14	$16.85	$16.48	$16.18	$15.92

Common and total stockholder's equity (GAAP)	$283,281	$303,527	$283,281	$315,358	$314,148	$308,752	$303,527
Less goodwill	(31,449)	(65,949)	(31,449)	(65,949)	(65,949)	(65,949)	(65,949)
Less deposit intangible, net of deferred tax liability	(5,358)	(7,414)	(5,358)	(5,802)	(6,339)	(6,866)	(7,414)
Tangible common equity (non-GAAP)	$246,474	$230,164	$246,474	$243,607	$241,860	$235,937	$230,164

Total shares outstanding at period end	18,716	19,063	18,716	18,715	19,067	19,082	19,063

Tangible book value per common share (Non GAAP)	$13.17	$12.07	$13.17	$13.02	$12.68	$12.36	$12.07

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - TANGIBLE COMMON EQUITY / TANGIBLE ASSETS
(in thousands except per share data)

	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Common (and total) stockholder's equity (GAAP)	$283,281	$303,527	$283,281	$315,358	$314,148	$308,752	$303,527
Less goodwill	(31,449)	(65,949)	(31,449)	(65,949)	(65,949)	(65,949)	(65,949)
Less deposit intangible, net of deferred tax liability	(5,358)	(7,414)	(5,358)	(5,802)	(6,339)	(6,866)	(7,414)
Tangible common equity (non-GAAP)	$246,474	$230,164	$246,474	$243,607	$241,860	$235,937	$230,164

Total assets (GAAP)	$2,463,450	$2,295,634	$2,463,450	$2,507,894	$2,374,619	$2,293,475	$2,295,634
Less goodwill	(31,449)	(65,949)	(31,449)	(65,949)	(65,949)	(65,949)	(65,949)
Less deposit intangible, net of deferred tax liability	(5,358)	(7,414)	(5,358)	(5,802)	(6,339)	(6,866)	(7,414)
Tangible assets (non-GAAP)	$2,426,643	$2,222,271	$2,426,643	$2,436,143	$2,302,331	$2,220,660	$2,222,271

Tangible common equity / tangible assets (period end)	10.16%	10.36%	10.16%	10.00%	10.51%	10.62%	10.36%

GAAP TO NON-GAAP RECONCILIATION - RETURN ON AVERAGE COMMON EQUITY
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Net (loss) income (GAAP)	$(26,065)	$6,344	$(29,409)	$3,343	$5,900	$4,637	$2,088

Average common (and total) equity (GAAP)	316,980	300,572	319,152	314,805	311,777	306,635	303,599

Return on average common equity (GAAP)	-16.54%	4.26%	-37.06%	4.27%	7.51%	6.00%	2.76%

Net (loss) income (GAAP)	$(26,065)	$6,344	$(29,409)	$3,343	$5,900	$4,637	$2,088
Total core adjustments to net income	32,437	1,797	33,134	(697)	(1,383)	266	1,752
Core net income (Non-GAAP)	$6,372	$8,141	$3,725	$2,646	$4,517	$4,903	$3,840

Average common equity	316,980	300,572	319,152	314,805	311,777	306,635	303,599

Core return on average common equity (Non-GAAP)	4.04%	5.46%	4.69%	3.38%	5.75%	6.34%	5.07%

Annualized ratio based on days in quarter divided by days in year
GAAP TO NON-GAAP RECONCILIATION - TANGIBLE RETURN ON AVERAGE TANGIBLE COMMON EQUITY
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Net (loss) income (GAAP)	$(26,065)	$6,344	$(29,409)	$3,343	$5,900	$4,637	$2,088

Goodwill impairment charge	34,500	-	34,500	-	-	-	-

CDI amortization	1,379	1,551	680	699	717	745	767
Income tax expense on pretax total	(372)	(419)	(184)	(189)	(194)	(201)	(207)
CDI amortization, net of tax	1,007	1,132	496	510	523	544	560
Total adjustments to net income	35,507	1,132	34,996	510	523	544	560
Tangible net income (Non-GAAP)	$9,441	$7,476	$5,587	$3,853	$6,423	$5,181	$2,648

Average common equity (GAAP)	$316,980	$300,572	$319,152	$314,805	$311,777	$306,635	$303,599
Less average goodwill	(65,760)	(68,254)	(65,570)	(65,950)	(65,949)	(65,949)	(65,949)
Less average core deposit intangible, net	(5,921)	(8,087)	(5,672)	(6,170)	(6,702)	(7,251)	(7,805)
Average tangible common equity (non-GAAP)	$245,299	$224,232	$247,910	$242,685	$239,125	$233,435	$229,844

Tangible return on average tangible common equity (Non-GAAP)	7.74%	6.72%	9.06%	6.39%	10.66%	8.81%	4.62%

Tangible net income (Non-GAAP)	$9,441	$7,476	$5,587	$3,853	$6,423	$5,181	$2,648
Total core adjustments to net (loss) income (ex goodwill impairment)	(2,063)	1,797	(1,366)	(697)	(1,383)	266	1,752
Core tangible net income (Non-GAAP)	$7,379	$9,273	$4,221	$3,157	$5,040	$5,447	$4,400

Average tangible common equity (non-GAAP)	$245,299	$224,232	$247,910	$242,685	$239,125	$233,435	$229,844

Core tangible return on average tangible common
equity (Non-GAAP)	6.05%	8.34%	6.85%	5.23%	8.36%	9.26%	7.68%

Annualized ratio based on days in quarter divided by days in year

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - RETURN ON AVERAGE ASSETS
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Net (loss) income (GAAP)	$(26,065)	$6,344	$(29,409)	$3,343	$5,900	$4,637	$2,088

Average total assets (GAAP)	2,449,822	2,232,055	2,529,797	2,369,847	2,292,369	2,244,258	2,246,800

Return on average assets (GAAP)	-2.14%	0.57%	-4.68%	0.57%	1.02%	0.82%	0.37%

Net (loss) income (GAAP)	(26,065)	6,344	(29,409)	3,343	5,900	4,637	2,088
Total core adjustments to net (loss) income	32,437	1,797	33,134	(697)	(1,383)	266	1,752
Core net income (Non-GAAP)	$6,372	$8,141	$3,725	$2,646	$4,517	$4,903	$3,840

Average total assets (GAAP)	2,449,822	2,232,055	2,529,797	2,369,847	2,292,369	2,244,258	2,246,800

Core return on average assets (Non-GAAP)	0.52%	0.74%	0.59%	0.45%	0.78%	0.87%	0.69%

Annualized ratio based on days in quarter divided by days in year
GAAP TO NON-GAAP RECONCILIATION - TANGIBLE RETURN ON AVERAGE TANGIBLE ASSETS
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Net (loss) income (GAAP)	$(26,065)	$6,344	$(29,409)	$3,343	$5,900	$4,637	$2,088

Goodwill impairment charge	34,500	-	34,500	-	-	-	-

CDI amortization	1,379	1,551	680	699	717	745	767
Income tax expense on pretax total	(372)	(419)	(184)	(189)	(194)	(201)	(207)
CDI amortization, net of tax	1,007	1,132	496	510	523	544	560
Total adjustments to net income	35,507	1,132	34,996	510	523	544	560
Tangible net income (Non-GAAP)	$9,441	$7,476	$5,587	$3,853	$6,423	$5,181	$2,648

Average total assets (GAAP)	2,449,822	2,232,055	2,529,797	2,369,847	2,292,369	2,244,258	2,246,800
Less average goodwill	(65,760)	(68,254)	(65,570)	(65,950)	(65,949)	(65,949)	(65,949)
Less average core deposit intangible, net	(5,921)	(8,087)	(5,672)	(6,170)	(6,702)	(7,251)	(7,805)
Average tangible assets (non-GAAP)	$2,378,141	$2,155,715	$2,458,555	$2,297,727	$2,219,717	$2,171,058	$2,173,045

Tangible return on average tangible assets (Non-GAAP)	0.80%	0.70%	0.91%	0.67%	1.15%	0.95%	0.49%

Tangible net income (Non-GAAP)	$9,441	$7,476	$5,587	$3,853	$6,423	$5,181	$2,648
Total core adjustments to net (loss) income (ex goodwill impairment)	(2,063)	1,797	(1,366)	(697)	(1,383)	266	1,752
Core tangible net income (Non-GAAP)	$7,379	$9,273	$4,221	$3,157	$5,040	$5,447	$4,400

Average tangible assets (non-GAAP)	$2,378,141	$2,155,715	$2,458,555	$2,297,727	$2,219,717	$2,171,058	$2,173,045

Core tangible return on average tangible assets (Non-GAAP)	0.62%	0.87%	0.69%	0.55%	0.90%	1.00%	0.81%

Annualized ratio based on days in quarter divided by days in year
GAAP TO NON-GAAP RECONCILIATION - ALLOWANCE FOR CREDIT LOSSES AS A % OF PORTFOLIO LOANS
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Allowance for credit losses (GAAP)	$16,356	$9,120	$16,356	$13,384	$10,401	$9,598	$9,120

Total loans and leases (GAAP)	1,898,630	1,701,020	1,898,630	1,761,419	1,745,513	1,729,880	1,701,020

Allowance as a % of total loans and leases (GAAP)	0.86%	0.54%	0.86%	0.76%	0.60%	0.55%	0.54%

Allowance for credit losses (GAAP)	$16,356	$9,120	$16,356	$13,384	$10,401	$9,598	$9,120

Total loans and leases (GAAP)	1,898,630	1,701,020	1,898,630	1,761,419	1,745,513	1,729,880	1,701,020
Less PPP loans outstanding	(193,719)	-	(193,719)	-	-	-	-
Portfolio loans (non-GAAP)	1,704,911	1,701,020	1,704,911	1,761,419	1,745,513	1,729,880	1,701,020

Allowance as a % of portfolio loans (non-GAAP)	0.96%	0.54%	0.96%	0.76%	0.60%	0.55%	0.54%

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - NONPERFORMING LOANS AS A % OF PORTFOLIO LOANS
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Nonperforming loans	$18,469	$19,305	$18,469	$17,203	$19,143	$19,960	$19,305

Total loans and leases (GAAP)	1,898,630	1,701,020	1,898,630	1,761,419	1,745,513	1,729,880	1,701,020

Nonperforming loans as a % of total loans and leases (GAAP)	0.97%	1.13%	0.97%	0.98%	1.10%	1.15%	1.13%

Nonperforming loans	$18,469	$19,305	$18,469	$17,203	$19,143	$19,960	$19,305

Total loans and leases (GAAP)	1,898,630	1,701,020	1,898,630	1,761,419	1,745,513	1,729,880	1,701,020
Less PPP loans outstanding	(193,719)	-	(193,719)	-	-	-	-
Portfolio loans (non-GAAP)	1,704,911	1,701,020	1,704,911	1,761,419	1,745,513	1,729,880	1,701,020

Nonperforming loans as a % of portfolio loans (non-GAAP)	1.08%	1.13%	1.08%	0.98%	1.10%	1.15%	1.13%
GAAP TO NON-GAAP RECONCILIATION - NONPERFORMING ASSETS AS A % OF PORTFOLIO LOANS + OREO
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Nonperforming assets	$20,606	$24,007	$20,606	$19,525	$22,241	$23,886	$24,007

Total loans and leases (GAAP)	1,898,630	1,701,020	1,898,630	1,761,419	1,745,513	1,729,880	1,701,020
OREO	2,137	4,702	2,137	2,322	3,098	3,926	4,702
Total loans and leases + OREO	1,900,767	1,705,722	1,900,767	1,763,741	1,748,611	1,733,806	1,705,722

Nonperforming assets as a % of
total loans and leases + OREO (GAAP)	1.08%	1.41%	1.08%	1.11%	1.27%	1.38%	1.41%

Nonperforming assets	$20,606	$24,007	$20,606	$19,525	$22,241	$23,886	$24,007

Total loans and leases (GAAP)	1,898,630	1,701,020	1,898,630	1,761,419	1,745,513	1,729,880	1,701,020
OREO	2,137	4,702	2,137	2,322	3,098	3,926	4,702
Total loans and leases + OREO	1,900,767	1,705,722	1,900,767	1,763,741	1,748,611	1,733,806	1,705,722
Less PPP loans outstanding	(193,719)	-	(193,719)	-	-	-	-
Portfolio loans + OREO	$1,707,048	$1,705,722	$1,707,048	$1,763,741	$1,748,611	$1,733,806	$1,705,722

Nonperforming assets as a % of
portfolio loans + OREO (non-GAAP)	1.21%	1.41%	1.21%	1.11%	1.27%	1.38%	1.41%

GAAP TO NON-GAAP RECONCILIATION - ALLOWANCE FOR CREDIT LOSSES + FV MARKS AS A % OF PORTFOLIO LOANS + FV MARKS
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2020	2020	2019	2019	2019

Allowance for credit losses (GAAP)	$16,356	$9,120	$16,356	$13,384	$10,401	$9,598	$9,120
Add: Fair value marks	8,105	9,957	8,105	8,737	9,078	9,460	9,957

Allowance + fair value marks (non-GAAP)	$24,460	$19,077	$24,460	$22,121	$19,479	$19,058	$19,077

Total loans and leases (GAAP)	$1,898,630	$1,701,020	$1,898,630	$1,761,419	$1,745,513	$1,729,880	$1,701,020
Add: fair value marks	8,105	9,957	8,105	8,737	9,078	9,460	9,957

Total loans and leases + fair value marks (non-GAAP)	$1,906,734	$1,710,977	$1,906,734	$1,770,156	$1,754,591	$1,739,340	$1,710,977

Allowance + fair value marks as a % of
total loans and leases + fair value marks (non-GAAP)	1.28%	1.11%	1.28%	1.25%	1.11%	1.10%	1.11%

Allowance for credit losses (GAAP)	$16,356	$9,120	$16,356	$13,384	$10,401	$9,598	$9,120
Add: Fair value marks	8,105	9,957	8,105	8,737	9,078	9,460	9,957

Allowance + fair value marks (non-GAAP)	$24,460	$19,077	$24,460	$22,121	$19,479	$19,058	$19,077

Total loans and leases (GAAP)	$1,898,630	$1,701,020	$1,898,630	$1,761,419	$1,745,513	$1,729,880	$1,701,020
Less PPP loans outstanding	(193,719)	-	(193,719)	-	-	-	-
Portfolio loans (non-GAAP)	$1,704,911	$1,701,020	$1,704,911	$1,761,419	$1,745,513	$1,729,880	$1,701,020
Add: fair value marks	8,105	9,957	8,105	8,737	9,078	9,460	9,957

Portfolio loans + fair value marks (non-GAAP)	$1,713,015	$1,710,977	$1,713,015	$1,770,156	$1,754,591	$1,739,340	$1,710,977

Allowance + fair value marks as a % of
total loans and leases + fair value marks (non-GAAP)	1.43%	1.11%	1.43%	1.25%	1.11%	1.10%	1.11%

Contacts

Howard Bancorp, Inc.
Robert L. Carpenter, Jr., Executive Vice President and Chief Financial Officer, 410-750-0020